                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


              ----------------------------------------------------

                             STAAR SURGICAL COMPANY
             (Exact name of registrant as specified in its charter)

              ----------------------------------------------------

                 Delaware                                95-3797439
--------------------------------------     -------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)


            1911 Walker Avenue
           Monrovia, California                             91016
------------------------------------------ -------------------------------------
  (Address of principal executive offices)               (Zip Code)


                1995 STAAR Surgical Company Consultant Stock Plan
              ----------------------------------------------------
                            (Full title of the plan)


                                Andrew F. Pollet
                               1911 Walker Avenue
                           Monrovia, California 91016
              ----------------------------------------------------
                     (Name and address of agent for service)
              ----------------------------------------------------


                                 (626) 303-7902
        -----------------------------------------------------------------
          (Telephone number, including area code, of agent for service)



                                       CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED(1)           SHARE(2)              PRICE(2)        REGISTRATION FEE(3)
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Common Stock                250,000           $     13.87           $     3,467,500      $     915.42
-------------------------------------------------------------------------------------------------------------



(1) This Registration Statement shall also cover any additional shares of common stock which become issuable under the 1995 STAAR Surgical Company Consultant Stock Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on November 27, 2000.

(3) Calculated pursuant to General Instruction E on Form S-8.

                        GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 15, 1995 (File No. 33-60241) is hereby incorporated by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents are hereby incorporated by reference into this Registration Statement:

          (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on March 30, 2000, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

          (b) The Registrant's Proxy Statement dated May 1, 2000.

          (c) The Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed by the Registrant with the Commission on May 15, 2000.

          (d) The Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2000, filed by the Registrant with the Commission on September 29, 2000.

          (e) The Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, filed by the Registrant with the Commission on November 13, 2000.

          (f) The description of the Registrant's common stock, which is contained in a registration statement filed on Form S-18, registration number 2-83434.

          (g) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Andrew F. Pollet, one of the principals of the law firm of Pollet & Richardson, is the Chairman of the Registrant's Board of Directors, its interim Chief Executive Officer and President and the owner of 1,014,880 shares of the Registrant's common stock and options to purchase an additional 212,000 shares of the Registrant's common stock. Pollet & Richardson will give an opinion regarding certain legal matters in connection with this offering of our securities.

ITEM 8.   EXHIBITS.

          4.1      Certificate of Incorporation, as amended.
          4.2      Bylaws
          4.3      Stockholders Rights Plan
          5.       Opinion regarding legality
          23.1     Consent of BDO Seidman LLP
          23.2     Consent of Pollet & Richardson (included in Exhibit 5)

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on this 1st day of December, 2000.


                             STAAR SURGICAL COMPANY



                                  By: /s/ ANDREW F. POLLET
                                     -----------------------------------------
                                     Andrew F. Pollet, its Interim President and
                                     Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:



Dated:  December 1, 2000               /s/ ANDREW F. POLLET
                                       -----------------------------------------
                                       Andrew F. Pollet,
                                       Interim President, and
                                       Interim Chief Executive Officer


Dated:  December 1, 2000               /s/ JOHN SANTOS
                                       -----------------------------------------
                                       John Santos, Chief Financial Officer and
                                       Chief Accounting Officer


Dated:  December 1, 2000               /s/ ANDREW F. POLLET
                                       -----------------------------------------
                                       Andrew F. Pollet, Director and Chairman


Dated:  December 1, 2000               /s/ PETER J. UTRATA
                                       -----------------------------------------
                                       Peter J. Utrata, Director



Dated:  December 1, 2000               /s/ VOLKER D. ANHAEUSSER
                                       -----------------------------------------
                                       Volker D. Anhaeusser, Director

                                INDEX TO EXHIBITS

Exhibit Number          Description

4.1                     Certificate of Incorporation, as amended(1)
4.2                     Bylaws(1)
4.3                     Stockholders Rights Plan(2)
5.                      Opinion regarding legality
23.1                    Consent of BDO Seidman LLP
23.2                    Consent of Pollet & Richardson (included in Exhibit 5)


(1) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, as filed on March 30, 2000. SEC file number 000-11634.

(2) Incorporated by reference from the Registrant's Annual Report on Form 10-K for the year ended January 3, 1997, as filed on April 2, 1997, SEC file number 000-11634.